                                                                    Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1997 with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Security Capital Atlantic Incorporated, which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-61401) and related Prospectus of Security Capital Group Incorporated for the registration of its Exchange Notes due 2005, 2007 and 2028.


                                                            ERNST & YOUNG LLP


Dallas, Texas
September 4, 1998